Exhibit 99.1

The First Bancshares, Inc. Reports a 9.8% Increase in Net Income Available to Common Shareholders and a 70.3% Increase in Operating Net Earnings for the Year Ended December 31, 2017; Declares an Increased Quarterly Dividend of 33.3%

HATTIESBURG, Miss.--(BUSINESS WIRE)--January 26, 2018--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders of $10.6 million for the fiscal year ended December 31, 2017, an increase of $0.9 million or 9.8%, compared to $9.7 million for the fiscal year ended December 31, 2016. Operating net earnings increased 70.3% ($7.0 million) for the fiscal year ended December 31, 2017, totaling $16.9 million for fiscal year 2017 as compared to $9.9 million for fiscal 2016. Operating net earnings for the fiscal year 2017 excludes merger-related costs of $4.2 million, net of tax, and a $2.1 million charge to income tax expense related to a reduction in our deferred tax asset resulting from the change in tax rate under the Tax Cuts and Jobs Act enacted in December of 2017.

Net income available to common shareholders for the fourth quarter of 2017 totaled $2.4 million compared to $2.1 million for the fourth quarter of 2016, an increase of 14.3%. Operating net earnings for the fourth quarter of 2017 totaled $4.7 million as compared to $2.4 million for the fourth quarter of 2016 representing a 97.6% increase, excluding merger-related costs of $0.2 million, net of tax, in the fourth quarter of 2017 as well as the $2.1 million income tax charge discussed above in the fourth quarter of 2017.

For the full year 2017, fully diluted earnings per share were $1.11, compared to $1.57 for the full year 2016. Fully diluted earnings per share for the quarter ended December 31, 2017, were $0.23, compared to $0.26 for the quarter ended December 31, 2016. Excluding the impact of the merger-related costs and the income tax charge discussed above, fully diluted operating earnings per share for the year ended December 31, 2017 were $1.76 as compared to $1.64 for 2016, and were $0.45 for the fourth quarter of 2017 as compared to $0.30 for the fourth quarter of 2016. Fully diluted earnings per share for 2017 includes the issuance of 2,012,500 shares of our common stock during the fourth quarter related to the capital raise described below. Fully diluted earnings per share for 2016 includes the issuance of 3,563,380 shares of our common stock during the fourth quarter.

Highlights for the Quarter:

  On October 24, 2017, the Company announced the signing of an Agreement and Plan of Merger with Southwest Banc Shares, Inc. (“Southwest”), parent company of First Community Bank, headquartered in Chatom, AL. Upon completion, the acquisition will add 9 locations servicing southwest Alabama and is expected to close during the first quarter of 2018 subject to Southwest shareholder approval and customary closing conditions.
  On October 31, 2017, the Company completed a sale of an aggregate of 2,012,500 shares of its common stock in a public offering. Net proceeds after underwriting discounts and estimated expenses were approximately $55.2 million.
  On December 6, 2017, the Company announced the signing of an Agreement and Plan of Merger with Sunshine Financial, Inc. (“Sunshine”), parent company of Sunshine Community Bank, headquartered in Tallahassee, FL. Upon completion, the acquisition will add 5 locations servicing Tallahassee and is expected to close during the second quarter of 2018 subject to regulatory approval, Sunshine shareholder approval and customary closing conditions.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “2017 was another outstanding year for our Company characterized by substantial growth and improved operating performance. We continue to expand our franchise in the gulf south region through a combination of organic and acquisitive growth.

We are excited about our recently announced pending acquisition of Southwest Bancshares, Inc. in Mobile, AL and Sunshine Financial, Inc. in Tallahassee, FL. Our team members look forward to closing these acquisitions in the first half of 2018. Southwest and Sunshine represent continued execution of our strategic vision of creating a regional community bank focused on being nimble and responsive to the needs of our clients and generating substantial returns for our shareholders.”

Balance Sheet

Consolidated assets increased $25.4 million to $1.813 billion at December 31, 2017, due primarily to the receipt of $55.2 million in proceeds related to the capital raise, offset by a reduction in public fund deposits of $38.1 million due to the seasonality of this portfolio.

Total loans were $1.225 billion at December 31, 2017, as compared to $1.198 billion at September 30, 2017, and $867.1 million at December 31, 2016, representing increases of $27.1 million or 2.3%, and $358.3 million or 41.3%, respectively. Increased loan volume of $27.1 million for the fourth quarter of 2017 was primarily distributed among all real estate categories. The acquisitions of Gulf Coast Community Bank and Iberville Bank accounted for $239.6 million of the total increase in loans as compared to the fourth quarter of 2016.

Total deposits were $1.471 billion at December 31, 2017, as compared to $1.508 billion at September 30, 2017, and $1.039 billion at December 31, 2016, representing a decrease of $37.4 million or 2.5%, and an increase of $431.4 million or 41.5%, respectively. The sequential-quarter decrease was primarily due to a decrease in NOW accounts of $38.1 million, which is attributable to the seasonality of the public fund deposits. The acquisitions of Gulf Coast Community Bank and Iberville Bank accounted for $335.1 million of the total increase in deposits as compared to the fourth quarter in 2016.

Asset Quality

Nonperforming assets totaled $13.5 million at December 31, 2017, a decrease of $1.1 million compared to $14.6 million at September 30, 2017 and an increase of $3.6 million compared to December 31, 2016. The majority of the increase in same quarter comparison is the result of acquired assets with associated fair value marks. The ratio of the allowance for loan and leases losses (ALLL) to total loans was 0.68% at December 31, 2017 and September 30, 2017. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.11% of total loans at December 31, 2017. The ratio of annualized net charge-offs (recoveries) to total loans was 0.003% for the quarter ended December 31, 2017 compared to (0.005%) for the quarter ended September 30, 2017.

Fourth Quarter 2017 vs. Fourth Quarter 2016 Earnings Comparison

Net income available to common shareholders for the fourth quarter of 2017 totaled $2.4 million compared to $2.1 million for the fourth quarter of 2016, an increase of $0.3 million or 14.3%.

Operating net earnings for the fourth quarter of 2017 totaled $4.7 million compared to $2.4 million for the fourth quarter of 2016, an increase of $2.3 million or 97.6%. Operating net earnings exclude the merger-related costs and the income tax charge discussed above.

Revenues from consolidated operations increased $6.1 million in quarterly comparison. Net interest income for the fourth quarter of 2017 was $15.2 million, an increase of $4.5 million when compared to the fourth quarter of 2016. The increase is primarily due to interest income earned on a higher volume of loans. Net interest margin for the fourth quarter of 2017 was 3.71% as compared to 3.68% for the same quarter in 2016.

Non-interest income increased $0.9 million for the fourth quarter of 2017 as compared to the fourth quarter of 2016 due to increased service charges and interchange fee income.

Fourth quarter 2017 non-interest expense increased $2.3 million, or 22.3% as compared to fourth quarter 2016. The majority of the increase is due to higher compensation expense, occupancy expense and other non-interest expense. Salaries increased $1.5 million, of which $1.3 million resulted from increased employment as a result of the acquisitions. Occupancy and other non-interest expense of $0.7 million in the fourth quarter of 2017 was attributable to the acquisitions.

Fully tax equivalent (“FTE”) net interest income totaled $15.5 million and $10.9 million for the fourth quarter of 2017 and 2016, respectively. FTE net interest income increased $4.6 million in the prior year quarterly comparison primarily due to an increase in interest earned on loans. Purchase accounting adjustments accounted for $0.3 million of the difference in net interest income for the fourth quarter comparisons. Fourth quarter 2017 FTE net interest margin of 3.79% includes 3 basis points related to purchase accounting adjustments.

Investment securities totaled $372.9 million, or 20.6% of total assets at December 31, 2017, versus $255.8 million, or 20.0% of total assets at December 31, 2016. The average volume of investment securities increased $104.2 million in prior year quarterly comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities increased 28 basis points to 2.90% from 2.62% in prior year quarterly comparison. The investment portfolio had a net unrealized loss of $0.6 million at December 31, 2017 as compared to $1.7 million at December 31, 2016.

The average yield on all earnings assets increased 8 basis points in prior year quarterly comparison, from 4.17% for the fourth quarter of 2016 to 4.25% for the fourth quarter of 2017. This increase was offset partially by an increase in average interest expense of 9 basis points from 0.51% for the fourth quarter of 2016 to 0.60% for the fourth quarter of 2017.

Fourth Quarter 2017 vs Third Quarter 2017 Earnings Comparison

Operating net earnings for the fourth quarter of 2017 compared to the third quarter of 2017 remained constant at $4.7 million.

Net interest income for the fourth quarter of 2017 was $15.2 million. FTE net interest income increased $0.3 million to $15.5 million from $15.2 million in sequential-quarter comparison. The increase was due primarily to increased loan volume. Interest income from purchase accounting adjustments decreased slightly in sequential quarter comparison.

The average yield on all earnings assets remained unchanged in sequential-quarter comparison at 4.25%. Average interest expense increased 5 basis points from 0.55% for the third quarter of 2017 to 0.60% for the fourth quarter of 2017.

Non-interest income decreased $0.1 million in sequential-quarter comparison resulting from decreased mortgage income of $0.1 million.

Non-interest expense increased $0.5 million in sequential-quarter comparison, which reflects increases in salaries and employee benefits and other professional services. Merger-related costs of $0.4 million were included in other professional services for the fourth quarter of 2017.

Year to Date Earnings Comparison

In year-over-year comparison, net income available to common shareholders increased $0.9 million, or 9.8%, from $9.7 million at December 31, 2016 to $10.6 million at December 31, 2017. Operating net earnings increased $7.0 million or 70.3% to $16.9 million at December 31, 2017 from $9.9 million at December 31, 2016, excluding the impact of the merger-related costs and the income tax charge discussed above. Net interest income increased $18.9 million in year-over-year comparison as interest income earned on a higher volume of loans attributed to this overall increase.

Non-interest income was $14.4 million at December 31, 2017, an increase of $3.1 million in year-over-year comparison consisting of increases in service charges on deposit accounts, interchange fee income and other charges and fees.

Non-interest expense was $55.4 million at December 31, 2017, an increase of $18.6 million in year-over-year comparison primarily resulting from increases in salaries and benefits of $8.4 million, of which $6.7 million relates to the acquisitions. Increases in other professional services and other non-interest expense increased $8.8 million which includes $6.7 million in merger-related costs.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend in the amount of $0.05 per share, an increase of $0.0125 per share, or 33.3%, to be paid on its common stock on February 22, 2018 to shareholders of record as of the close of business on February 5, 2018.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama and Florida. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating earnings per share, fully tax equivalent net interest income, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks related to the proposed acquisitions of Southwest Banc Shares, Inc. and Sunshine Financial, Inc., including the risk that the proposed acquisitions do not close when expected or at all because of required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the terms of the proposed transactions may need to be modified to satisfy such approvals or conditions, and the risk that anticipated benefits from the proposed transactions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS DATA	Quarter Ended 12/31/17	Quarter Ended 9/30/17	Quarter Ended 6/30/17	Quarter Ended 3/31/17	Quarter Ended 12/31/16
Total Interest Income	$17,143	$16,708	$16,464	$15,753	$11,868
Total Interest Expense	1,922	1,773	1,629	1,585	1,176
Net Interest Income	15,221	14,935	14,835	14,168	10,692
FTE net interest income*	15,523	15,232	15,140	14,470	10,935
Provision for loan losses	122	90	248	46	88
Non-interest income	3,556	3,658	3,757	3,391	2,705
Non-interest expense	12,390	11,888	15,070	16,095	10,132
Earnings before income taxes	6,265	6,615	3,274	1,418	3,177
Income tax expense	3,851	1,901	908	296	870
Net income	2,414	4,714	2,366	1,122	2,307
Dividends and accretion on preferred stock	-	-	-	-	195
Net income available to common shareholders	$2,414	$4,714	$2,366	$1, 122	$2,112

PER COMMON SHARE DATA
Basic earnings per share	$0.23	$0.52	$0.26	$0.12	$0.39
Diluted earnings per share	0.23	0.51	0.26	0.12	0.26
Diluted earnings per share, operating*	0.45	0.51	0.44	0.37	0.30
Quarterly dividends per share	.0375	.0375	.0375	.0375	.0375
Book value per common share at end of period	19.92	18.24	17.80	17.39	17.19
Tangible common book value at period end*	17.71	15.48	15.00	14.61	15.46
Market price at end of period	34.20	30.15	27.60	28.50	27.50
Shares outstanding at period end	11,165,907	9,153,407	9,152,657	9,144,412	8,991,397
Weighted average shares outstanding:
Basic	10,521,236	9,152,674	9,145,179	9,123,271	5,463,651
Diluted	10,598,036	9,224,481	9,206,378	9,182,711	8,500,305

AVERAGE BALANCE SHEET DATA
Total assets	$1,810,252	$1,772,402	$1,751,092	$1,713,438	$1,275,538
Loans and leases	1,215,962	1,185,493	1,155,699	1,117,135	856,798
Total deposits	1,475,628	1,512,616	1,527,119	1,460,787	1,037,877
Total common equity	205,580	164,455	155,667	157,184	94,750
Total tangible common equity*	180,322	139,013	130,789	134,809	79,112
Total equity	205,580	164,455	155,667	157,184	159,786

SELECTED RATIOS
Annualized return on avg assets	0.53%	1.06%	.54%	.26%	.72%
Annualized return on avg assets, operating*	1.05%	1.07%	.92%	.79%	.75%
Annualized return on avg common equity, operating*	9.21%	11.54%	10.31%	8.61%	10.11%
Annualized return on avg tangible common equity, oper*	10.49%	13.65%	12.27%	10.04%	12.10%
Average loans to average deposits	82.40%	78.37%	75.68%	76.47%	82.55%
FTE Net Interest Margin*	3.79%	3.81%	3.84%	3.85%	3.77%
Efficiency Ratio	64.94%	62.93%	79.75%	90.11%	74.28%
Efficiency Ratio, operating*	62.93%	62.68%	65.56%	69.97%	71.40%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	.68%	.68%	.68%	.69%	.87%
Nonperforming assets to tangible equity + ALLL	6.56%	9.71%	9.10%	9.39%	6.74%
Nonperforming assets to total loans + ORE	1.10%	1.21%	1.11%	1.16%	1.14%
Annualized QTD net charge-offs (recoveries) to total loans	0.003%	(0.005%)	(0.003%)	(0.09%)	0.03%
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Dec 31, 2017	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016
Assets
Cash and cash equivalents	$91,922	$93,317	$92,596	$148,511	$62,119
Securities available-for-sale	356,893	353,035	366,490	352,851	243,206
Securities held-to-maturity	6,000	6,000	6,000	6,000	6,000
Other investments	9,969	9,556	9,544	7,647	6,593
Total investment securities	372,862	368,591	382,034	366,498	255,799
Loans held for sale	4,790	4,588	5,907	5,473	5,880
Total loans	1,225,306	1,198,193	1,187,936	1,139,987	867,054
Allowance for loan losses	(8,288)	(8,175)	(8,070)	(7,813)	(7,510)
Loans, net	1,217,018	1,190,018	1,179,866	1,132,174	859,544
Premises and equipment	46,426	46,203	44,766	45,438	34,624
Other Real Estate	7,158	7,855	8,072	7,579	6,008
Goodwill and other intangibles	24,670	25,325	25,615	25,379	15,507
Other assets	48,392	52,079	50,766	51,769	37,886
Total assets	$1,813,238	$1,787,976	$1,789,622	$1,783,204	$1,277,367

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$301,989	$308,050	$319,494	$323,442	$202,478
Interest-bearing deposits	1,168,576	1,199,941	1,231,305	1,245,055	836,713
Total deposits	1,470,565	1,507,991	1,550,799	1,568,497	1,039,191
Borrowings	104,072	94,321	59,367	39,411	69,000
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Other liabilities	5,823	8,374	6,267	5,981	4,339
Total liabilities	1,590,770	1,620,996	1,626,743	1,624,199	1,122,840
Total shareholders’ equity	222,468	166,980	162,879	159,005	154,527
Total liabilities and shareholders’ equity	$1,813,238	$1,787,976	$1,789,622	$1,783,204	$1,277,367

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2017	2016
Interest Income:
Loans, including fees	$56,603	$37,933
Investment securities	8,852	5,981
Accretion of purchase accounting adjustments	224	563
Other interest income	390	127
Total interest income	66,069	44,604
Interest Expense:
Deposits	5,453	3,443
Borrowings	1,372	650
Subordinated debentures	276	222
Accretion of purchase accounting adjustments	(192)	-
Total interest expense	6,909	4,315
Net interest income	59,160	40,289
Provision for loan losses	506	625
Net interest income after provision for loan losses	58,654	39,664
Non-interest Income:
Service charges on deposit accounts	3,600	2,452
Mortgage Income	4,502	4,432
Interchange Fee Income	3,758	2,674
Gain (loss) on securities, net	(16)	126
Gain on sale of premises and equipment	-	-
BEA award, net	-	-
Other charges and fees	2,519	1,563
Total non-interest income	14,363	11,247
Non-interest expense:
Salaries and employee benefits	30,548	22,137
Occupancy expense	5,535	4,614
FDIC premiums	1,252	1,020
Marketing	336	402
Amortization of core deposit intangibles	664	382
Other professional services	6,757	1,806
Other non-interest expense	10,354	6,501
Total Non-interest expense	55,446	36,862
Earnings before income taxes	17,571	14,049
Income tax expense	6,955	3,931
Net income	10,616	10,118
Dividends and accretion on preferred stock	-	452
Net income available to common shareholders	$10,616	$9,666
Non-operating items*	6,254	239
Net earnings available to common shareholders, operating*	$16,870	$9,905

Basic earnings per common share	$1.12	$1.78
Diluted earnings per common share	$1.11	$1.57
Diluted earnings per common share, operating*	$1.76	$1.64
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16
Interest Income:
Loans, including fees	$14,687	$14,357	$14,114	$13,444	$9,922
Investment securities	2,346	2,180	2,197	2,129	1,472
Accretion of purchase accounting adjustments	57	55	56	56	429
Other interest income	53	116	97	124	45
Total interest income	17,143	16,708	16,464	15,753	11,868
Interest Expense:
Deposits	1,455	1,436	1,364	1,198	968
Borrowings	392	357	259	364	148
Subordinated debentures	105	41	67	63	60
Accretion of purchase accounting adjustments	(30)	(61)	(61)	(40)	-
Total interest expense	1,922	1,773	1,629	1,585	1,176
Net interest income	15,221	14,935	14,835	14,168	10,692
Provision for loan losses	122	90	248	46	88
Net interest income after provision for loan losses	15,099	14,845	14,587	14,122	10,604

Non-interest Income:
Service charges on deposit accounts	908	902	922	868	605
Mortgage Income	1,102	1,276	1,208	916	1,204
Interchange Fee Income	961	935	959	903	683
Gain (loss) on securities, net	3	(10)	(1)	(8)	(3)
Gain on sale of premises and equipment	-	-	-	-	-
BEA award, net	-	-	-	-	-
Other charges and fees	582	555	669	712	216
Total non-interest income	3,556	3,658	3,757	3,391	2,705

Non-interest expense:
Salaries and employee benefits	7,478	7,327	7,762	7,981	5,943
Occupancy expense	1,427	1,390	1,348	1,370	1,222
FDIC premiums	365	355	331	201	265
Marketing	118	50	99	69	122
Amortization of core deposit intangibles	173	160	182	149	88
Other professional services	578	367	2,802	3,010	793
Other non-interest expense	2,251	2,239	2,546	3,315	1,699
Total Non-interest expense	12,390	11,888	15,070	16,095	10,132
Earnings before income taxes	6,265	6,615	3,274	1,418	3,177
Income tax expense	3,851	1,901	908	296	870
Net income	2,414	4,714	2,366	1,122	2,307
Dividends and accretion on preferred stock	-	-	-	-	195
Net income available to common shareholders	$2,414	$4,714	$2,366	$1,122	$2,112

Basic earnings per common share	$0.23	$0.52	$0.26	$0.12	$0.39
Diluted earnings per common share	$0.23	$0.51	$0.26	$0.12	$0.26
Diluted earnings per common share, operating*	$0.45	$0.51	$0.44	$0.37	$0.30
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	Dec 31, 2017	Percent of Total	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Percent of Total
Commercial, financial and agricultural	$165,780	13.5%	$164,577	$167,799	$156,786	$129,423	14.8%
Real estate – construction	183,328	14.9%	171,609	169,971	163,249	109,394	12.5%
Real estate – commercial	467,484	38.0%	456,110	448,218	426,151	314,359	36.0%
Real estate – residential	385,099	31.3%	377,308	372,815	360,964	289,640	33.2%
Lease Financing Receivable	2,450	0.2%	2,008	2,189	2,196	2,204	0.3%
Obligations of States & subdivisions	3,109	0.3%	5,892	5,775	5,383	6,698	0.8%
Consumer	18,056	1.5%	20,689	21,169	25,258	15,336	1.8%
Loans held for sale	4,790	0.3%	4,588	5,907	5,473	5,880	0.6%
Total loans	$1,230,096	100%	$1,202,781	$1,193,843	$1,145,460	$872,934	100%

COMPOSITION OF DEPOSITS	Dec 31, 2017	Percent of Total	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Percent of Total
Noninterest bearing	$301,989	20.5%	$308,050	$319,494	$323,442	$202,478	19.5%
NOW and other	601,694	40.9%	639,802	665,250	661,300	430,903	41.5%
Money Market/Savings	283,579	19.3%	292,592	296,705	304,292	182,793	17.6%
Time Deposits of less than $250,000	220,951	15.0%	209,714	203,254	212,352	162,797	15.7%
Time Deposits of $250,000 or more	62,352	4.3%	57,833	66,096	67,111	60,220	5.7%
Total Deposits	$1,470,565	100%	$1,507,991	$1,550,799	$1,568,497	$1,039,191	100%

ASSET QUALITY DATA	Dec 31, 2017		Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016
Nonaccrual loans	$5,674		$4,852	$3,979	$4,955	$3,265
Loans past due 90 days and over	285		1,436	760	345	198
Total nonperforming loans	5,959		6,288	4,739	5,300	3,463
Other real estate	7,158		7,855	8,072	7,579	6,008
Nonaccrual securities	408		408	408	408	408
Total nonperforming assets	$13,525		$14,551	$13,219	$13,287	$9,879

Nonperforming assets to total assets	.75%		.81%	.74%	.75%	.77%
Nonperforming assets to total loans + ORE	1.10%		1.21%	1.11%	1.16%	1.14%
ALLL to nonperforming loans	139.08%		130.01%	170.29%	147.42%	216.86%
ALLL to total loans	.68%		.68%	.68%	.69%	.87%

Quarter-to-date net charge-offs (recs)	$9		$(15)	$(9)	$(257)	$58
Annualized QTD net chg/offs (recs) to loans	0.003%		(0.005%)	(0.003%)	(0.09%)	0.03%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	December 31, 2017			September 30, 2017			June 30, 2017			March 31, 2017			December 31, 2016
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$271,459	$1,760	2.59%	$280,441	$1,601	2.28%	$282,235	$1,605	2.27%	$244,997	$1,534	2.50%	$183,032	$997	2.18%
Tax-exempt securities	93,645	888	3.79%	93,716	876	3.74%	95,272	897	3.77%	86,991	895	4.12%	77,909	715	3.67%
Total investment securities	365,104	2,648	2.90%	374,157	2,477	2.65%	377,507	2,502	2.65%	331,988	2,429	2.93%	260,941	1,712	2.62%
Fed funds sold	54,640	46	0.34%	36,591	113	1.24%	39,048	95	0.97%	50,700	124	0.98%	41,545	45	0.43%
Int bearing deposits in other banks	4,544	6	0.53%	3,463	3	0.35%	5,214	2	0.15%	5,000	2	0.16%	2,107	3	0.57%
Loans	1,215,962	14,745	4.85%	1,185,493	14,412	4.86%	1,155,699	14,170	4.90%	1,117,110	13,500	4.83%	856,798	10,351	4.83%
Total Interest earning assets	1,640,250	17,445	4.25%	1,599,704	17,005	4.25%	1,577,468	16,769	4.25%	1,504,798	16,055	4.27%	1,161,391	12,111	4.17%
Other assets	170,003			172,698			173,624			208,640			114,147
Total assets	$1,810,253			$1,772,402			$1,751,092			$1,713,438			$1,275,538

Interest-bearing liabilities:
Deposits	$1,173,386	$1,425	0.49%	$1,204,614	$1,375	0.46%	$1,211,959	$1,303	0.43%	$1,149,287	$1,158	0.40%	$844,101	$968	0.46%
Repo	-	-	0.00%	4,891	38	3.11%	5,000	48	3.84%	5,000	48	3.84%	5,000	48	3.84%
Fed funds purchased	2,543	11	1.73%	3,816	19	1.99%	1,906	8	1.68%	975	2	0.82%	191	1	2.09%
FHLB & FTN	103,421	381	1.47%	68,041	300	1.76%	40,765	203	1.99%	79,581	314	1.58%	56,272	99	0.70%
Subordinated debentures	10,310	105	4.07%	10,310	41	1.59%	10,310	67	2.60%	10,310	63	2.44%	10,310	60	2.33%
Total interest bearing liabilities	1,289,660	1,922	0.60%	1,291,672	1,773	0.55%	1,269,940	1,629	0.51%	1,245,153	1,585	0.51%	915,874	1,176	0.51%
Other liabilities	315,011			316,275			325,485			311,101			199,878
Shareholders' equity	205,582			164,455			155,667			157,184			159,786
Total liabilities and shareholders' equity	$1,810,253			$1,772,402			$1,751,092			$1,713,438			$1,275,538

Net interest income (FTE)*		$15,523	3.66%		$15,232	3.70%		$15,140	3.74%		$14,470	3.76%		$10,935	3.66%

Net interest margin (FTE)*			3.79%			3.81%			3.84%			3.85%			3.77%

Core net interest margin*			3.76%			3.78%			3.81%			3.82%			3.61%

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
		Three Months Ended
Per Common Share Data		Dec 31, 2017	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016
Book value per common share		$19.92	$18.24	$17.80	$17.39	$17.19
Effect of intangible assets per share		2.21	2.76	2.80	2.78	1.73
Tangible book value per common share		$17.71	$15.48	$15.00	$14.61	$15.46

Diluted earnings per share		$0.23	$0.51	$0.26	$0.12	$0.26
Effect of acquisition charges		0.04	-	0.29	0.39	0.05
Taxes on acquisition charges		(.01)	-	(0.11)	(0.14)	(0.01)
Charge related to reduction in deferred tax asset		.19	-	-	-	-
Diluted earnings per share, operating		$0.45	$0.51	$0.44	$0.37	$0.30

		Year to Date
			2017		2016
Diluted earnings per share			$1.11		$1.57
Effect of gain on debit card conversion			-		(0.05)
Effect of acquisition charges			0.70		0.09
Tax			(0.27)		0.03
Charge related to reduction in deferred tax asset			.22		-
Diluted earnings per share, operating			$1.76		$1.64

		Year to Date
			2017		2016
Net income available to common shareholders			$10,616		$9,666
Effect of gain on debit card conversion			-		(252)
Effect of acquisition charges			6,711		583
Tax			(2,538)		(92)
Charge related to reduction in deferred tax asset			2,081		-
Net earnings available to common shareholders, operating			$16,870		$9,905

		Three Months Ended
Average Balance Sheet Data		Dec 31, 2017	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016
Total average assets	A	$1,810,252	$1,772,402	$1,751,092	$1,713,438	$1,275,538
Total average earning assets	B	$1,640,250	$1,599,704	$1,577,468	$1,504,798	$1,161,391

Total equity		$205,580	$164,455	$155,667	$157,184	$159,786
Less preferred equity		-	-	-	-	65,036
Total common equity	C	205,580	164,455	155,667	157,184	94,750
Less intangible assets		25,258	25,442	24,878	22,375	15,638
Tangible common equity	D	$180,322	$139,013	$130,789	$134,809	$79,112

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Dec 31, 2017	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016
Net interest income	E	$15,221	$14,935	$14,835	$14,168	$10,692
Tax-exempt investment income		(586)	(579)	(592)	(593)	(472)
Taxable investment income		888	876	897	895	715
Net Interest Income Fully Tax Equivalent	F	$15,523	$15,232	$15,140	$14,470	$10,935

Annualized Net Interest Margin	E/B	3.71%	3.73%	3.76%	3.77%	3.68%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.79%	3.81%	3.84%	3.85%	3.77%

		Three Months Ended
Core Net Interest Margin		Dec 31, 2017	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016
Net interest income (FTE)		$15,523	$15,232	$15,140	$14,470	$10,935
Less purchase accounting adjustments		87	116	117	96	429
Net interest income, net of purchase accounting adj	G	$15,436	$15,116	$15,023	$14,374	$10,506

Total average earning assets		$1,640,250	$1,599,704	$1,577,468	$1,504,798	$1,161,391
Add average balance of loan valuation discount		1,558	1,640	1,721	2,159	1,358
Avg earning assets, excluding loan valuation discount	H	$1,641,808	$1,601,344	$1,579,189	$1,506,957	$1,162,749

Core net interest margin	G/H	3.76%	3.78%	3.81%	3.82%	3.61%

		Three Months Ended
Efficiency Ratio		Dec 31, 2017	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016
Operating Expense
Total non-interest expense		$12,390	$11,888	$15,070	$16,095	$10,132
Pre-tax non-operating expenses		(384)	(47)	(2,682)	(3,598)	(393)
Adjusted Operating Expense	I	$12,006	$11,841	$12,388	$12,497	$9,739

Operating Revenue
Net interest income, FTE		$15,523	$15,232	$15,140	$14,470	$10,935
Total non-interest income		3,556	3,658	3,757	3,391	2,705
Pre-tax non-operating items		-	-	-	-	-
Adjusted Operating Revenue	J	$19,079	$18,890	$18,897	$17,861	$13,640

Efficiency Ratio, operating	I/J	62.93%	62.68%	65.56%	69.97%	71.40%

		Three Months Ended
Return Ratios		Dec 31, 2017	Sept 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016
Net income	K	$2,414	$4,714	$2,366	$1,122	$2,307
Dividends and accretion on preferred stock		-	-	-	-	195
Net income available to common shareholders		2,414	4,714	2,366	1,122	2,112
Acquisition charges		384	47	2,682	3,598	402
Tax on acquisition charges		(148)	(18)	(1,035)	(1,337)	(120)
Charge related to reduction in deferred tax asset		2,081	-	-	-	-
Net earnings available to common shareholders, oper	L	$4,731	$4,743	$4,013	$3,383	$2,394

Annualized return on avg assets	K/A	0.53%	1.06%	.54%	.26%	.72%
Annualized return on avg assets, oper	L/A	1.05%	1.07%	.92%	.79%	.75%
Annualized return on avg common equity, oper	L/C	9.21%	11.54%	10.31%	8.61%	10.11%
Annualized return on avg tangible common equity, oper	L/D	10.49%	13.65%	12.27%	10.04%	12.10%

Mortgage Department
Net Interest Income after provision for loan losses		$272	$249	$233	$253	$48
Loan fee income		1,102	1,276	1,208	916	1,204
Other non-interest income		-	-	-	-	1
Salaries and employee benefits		806	882	946	806	783
Other non-interest expense		101	102	99	114	144
Earnings before income taxes		$467	$541	$396	$249	$326

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, 601-268-8998
Chief Executive Officer
or
Dee Dee Lowery, 601-268-8998
Chief Financial Officer